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                                                                     Exhibit 4.2

                      AMERICAN EAGLE TANKERS INC. LIMITED
            (Incorporated in Bermuda under the Companies Act 1981)

Registered Office:   Milner House                             Certificate No.
                     18 Parliament Street
                     Hamilton HM12
                     Bermuda                                  No. of Shares

Authorized Capital:  US$100,000,000.00
Dividend into        100,000,000.00 ordinary shares of US 1 each


This is to Certify that              [                                  ]

                                     [                                  ]

is the Registered Holder(s) of .............................................
ordinary shares of US One dollar each fully paid in American Eagle Tankers Inc. Limited subject to the Memorandum and Articles of Association of the Company. Given under the Common Seal of the Company on



                                                ...............................
                                                                       Director


                                                ...............................
                                                            Assistant Secretary

                                                Note: [Illegible]